As filed with the Securities and Exchange Commission on August 15, 2012

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
___________________________________________________________

TREEHOUSE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2311383 (I.R.S. Employer Identification No.)

2021 Spring Road, Suite 600 Oak Brook, Illinois (Address of Principal Executive Offices)	60523 (Zip Code)

TreeHouse Foods, Inc. Equity and Incentive Plan

(Full title of the Plan)

Thomas E. O’Neill, Esq.
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
TreeHouse Foods, Inc.
2021 Spring Road, Suite 600
 Oak Brook, Illinois 60523
(Name and address of agent for service)

(708) 483-1300
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of securities to be	registered	offering price per share	aggregate offering	registration fee
registered (1)(2)	(1)	(2)	price (2)	(2)

Common Stock, $0.01 par value	3,250,000	$48.445	$157,446,250	$18,043.35

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.01 per share that may be issued pursuant to the TreeHouse Foods, Inc. Equity and Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the New York Stock Exchange on August 13, 2012.

EXPLANATORY NOTE

     Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed in order to register an additional 3,250,000 shares of the common stock of TreeHouse Foods, Inc., a Delaware corporation (the “Registrant”) that may be awarded under the Registrant’s Equity and Incentive Plan (f/k/a the TreeHouse Foods, Inc. 2005 Long-Term Stock Incentive Plan), as amended (the “Plan”), par value $0.01 per share, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2005 (Registration No. 333-126161) and April 2, 2008 (Registration No. 333-150053), which are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended April 28, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 28, 2011).

3.2	Amended and Restated By-Laws of TreeHouse Foods, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated April 28, 2011).

4.1
TreeHouse Foods, Inc. Equity and Incentive Plan, as amended effective February 9, 2012 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A/A filed with the Commission on March 7, 2012).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of this Registration Statement).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, Illinois, on the 15th day of August, 2012.

TREEHOUSE FOODS, INC.
By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam K. Reed and Thomas E. O’Neill and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sam K. Reed		August 15, 2012
Sam K. Reed	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Dennis F. Riordan		August 15, 2012
Dennis F. Riordan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ George V. Bayly		August 15, 2012
George V. Bayly	Director

/s/ Diana S. Ferguson		August 15, 2012
Diana S. Ferguson	Director

/s/ Dennis F. O’Brien		August 15, 2012
Dennis F. O’Brien	Director

/s/ Frank J. O’Connell		August 15, 2012
Frank J. O’Connell	Director

/s/ Ann M. Sardini		August 15, 2012
Ann M. Sardini	Director

/s/ Gary D. Smith		August 15, 2012
Gary D. Smith	Director

/s/ Terdema L. Ussery, II		August 15, 2012
Terdema L. Ussery, II	Director

/s/ David B. Vermylen		August 15, 2012
David B. Vermylen	Director

INDEX TO EXHIBITS

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of TreeHouse Foods, Inc., as amended April 28, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 28, 2011).

3.2	Amended and Restated By-Laws of TreeHouse Foods, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K dated April 28, 2011).

4.1
TreeHouse Foods, Inc. Equity and Incentive Plan, as amended effective February 9, 2012 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A/A filed with the Commission on March 7, 2012).

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

15.1	Awareness Letter of Deloitte & Touche LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1	Powers of attorney (included on the signature page of this Registration Statement).